Exhibit 99.1

WYNDHAM HOTELS & RESORTS REPORTS SECOND QUARTER 2023 RESULTS
Company Grows Development Pipeline by 10% and Global RevPAR by 7%
Successfully Completes Refinancing Transaction
Board Increases Share Repurchase Authorization by $400 Million
PARSIPPANY, N.J., July 26, 2023 - Wyndham Hotels & Resorts (NYSE: WH) today announced results for the three months ended June 30, 2023. Highlights include:
•Global RevPAR grew 7% compared to second quarter 2022 in constant currency.
•System-wide rooms grew 4% year-over-year.
•Development pipeline grew 1% sequentially and 10% year-over-year.
•Signings of 24,000 rooms grew 6% year-over-year and 7% compared to 2019.
•Awarded 60 new construction projects for ECHO Suites Extended Stay by Wyndham in July, including its first hotels in Canada, bringing the total number of contracts to 265.
•Returned $139 million to shareholders through $109 million of share repurchases and a quarterly cash dividend of $0.35 per share.
•Successfully completed the refinancing of its Term Loan B Facility, extending maturity from 2025 to 2030.

"During the second quarter, we celebrated the tremendous progress we've made in our five-year journey as a new public company with another quarter of solid results including global RevPAR growth of 7%, net room growth of 4% and the 12th consecutive quarter of sequential growth in our development pipeline, which has never been stronger," said Geoff Ballotti, president and chief executive officer. “International travel demand continues to accelerate, our U.S. economy brands continue to outperform the industry and our nation's infrastructure bill spend is expected to represent a meaningful tailwind for our franchisees in the months and years ahead. We remain very confident in our ability to deliver outstanding value for our franchisees and shareholders, as does our Board of Directors who today approved a $400 million increase in our share repurchase authorization, reflecting their confidence in the ongoing strength of our business and our strong free cash flow."

Second Quarter Financial Results
The comparability of the Company’s second quarter results is impacted by the sale of its owned hotels and the exit of its select-service management business, both of which occurred in 2022, as well as quarterly timing variances from its marketing funds. The Company’s reported results and comparable-basis results (adjusted to neutralize these impacts) are presented below to enhance transparency and provide a better understanding of the results of the Company’s ongoing operations:

	Fee-related and other revenues	Net income (a)	Adjusted EBITDA	Reported diluted EPS (a)	Adjusted diluted EPS (a)
2022 reported	$354	$92	$175	$1.00	$1.07
Less: CPLG/Owned asset contribution	(12)	(2)	(3)	(0.02)	(0.02)
2022 ex. CPLG/Owned asset contribution	342	90	172	0.98	1.05

2023 reported	358	70	158	0.82	0.93
Change	16	(20)	(14)	(0.16)	(0.12)
Less: Marketing fund variability	n/a	(20)	(27)	(0.22)	(0.22)
Comparable growth	$16	$—	$13	$0.06	$0.10

Comparable growth rate	5%	—%	8%	6%	10%

Note: Growth rates may not recalculate due to rounding; see Table 7 for a reconciliation of non-GAAP metrics.
(a) Includes estimated tax impact for the select-service management business, owned assets and marketing fund variability.

•Fee-related and other revenues was $358 million compared to $354 million in second quarter 2022, which included $12 million from the Company's select-service management business and owned hotels. On a comparable basis, fee-related and other revenues increased 5% year-over-year primarily reflecting higher royalties and franchise fees resulting from global RevPAR and system growth.
•The Company generated net income of $70 million, or $0.82 per diluted share, compared to $92 million, or $1.00 per diluted share, in second quarter 2022. The decline in net income was expected and reflective of the marketing fund variability, higher interest expense and transaction-related costs primarily related to the Company's refinancing of its Term Loan B Facility. On a comparable basis, adjusted diluted earnings per share grew 10% reflecting 8% growth in comparable basis adjusted EBITDA and a lower share count due to share repurchase activity.
•Adjusted EBITDA was $158 million compared to $175 million in second quarter 2022. On a comparable basis, adjusted EBITDA increased 8% year-over-year primarily reflecting higher fee-related and other revenues.
•During second quarter 2023, the Company's marketing fund expenses exceeded revenues by $15 million; while in second quarter 2022, the Company's marketing fund revenues exceeded expenses by $12 million, resulting in $27 million of marketing fund variability.
Full reconciliations of GAAP results to the Company's non-GAAP adjusted measures for all reported periods appear in the tables to this press release.

System Size

	Rooms
	June 30, 2023	June 30, 2022	YOY Change (bps)
United States	495,100	492,400	50
International	356,400	326,500	920
Global	851,500	818,900	400
The Company's global system grew 4%, reflecting 1% growth in the U.S. and 9% growth internationally. As expected, these increases included strong growth in both the higher RevPAR midscale and above segments in the U.S. and the direct franchising business in China, which grew 4% and 13%, respectively, as well as 80 basis points of growth globally and 200 basis points internationally from the acquisition of the Vienna House brand. The Company remains solidly on track to achieve its net room growth outlook of 2 to 4% for the full year 2023, including an increase in its retention rate compared to 2022.
RevPAR

	Second Quarter 2023	YOY Constant Currency % Change
United States	$55.26	(1%)
International	34.44	34
Global	46.47	7
Second quarter global RevPAR grew by 7% in constant currency compared to 2022 reflecting a 1% decline in the U.S. and growth of 34% internationally. The Company had achieved record-breaking RevPAR in the U.S. during the preceding year due to COVID-impacted travel patterns. Comparing to 2019 to neutralize for these impacts, U.S. RevPAR grew 8%, a 30 basis point acceleration from first quarter 2023 growth. The international RevPAR growth was driven equally by stronger pricing power and higher occupancy levels.
Development
•On June 30, 2023, the Company's global development pipeline consisted of nearly 1,850 hotels and approximately 228,000 rooms, representing a 10% year-over-year increase, including 22% growth in the U.S.
•Approximately 72% of the Company's pipeline is in the midscale and above segments.
•Approximately 57% of the Company’s development pipeline is international.
•Approximately 81% of the Company's pipeline is new construction, of which approximately 35% has broken ground.
•During second quarter 2023, the Company awarded 179 new contracts for its legacy brands, an increase of 8% year-over-year. In July, the Company awarded 60 additional new contracts for its ECHO Suites Extended Stay by Wyndham brand to established and experienced developers, including what will be the brand's first hotels in Canada. This brings the total number of contracts awarded for the brand to 265 since its launch, or nearly 33,000 rooms.

Cash and Liquidity
The Company generated net cash provided by operating activities of $83 million and free cash flow of $74 million in second quarter 2023. The Company ended the quarter with a cash balance of $63 million and approximately $800 million in total liquidity.
In May 2023, the Company successfully amended and extended its outstanding Senior Secured Term Loan B Facility ("Prior Term Loan B"), which was due May 2025. The new $1.1 billion Senior Secured Term Loan B Facility ("New Term Loan B") matures in May 2030 and carries an interest rate of SOFR plus 2.25% (with a 0.10% credit spread adjustment). The net proceeds from the New Term Loan B were used to repay all outstanding principal under the Company's Prior Term Loan B.
As a result of this transaction, the Company moved its next material debt maturity to 2027 and increased its weighted average maturity from 3.2 to 6.0 years, providing significant financial flexibility to execute on the Company's strategic objectives of delivering outstanding value to its guests and franchisees while driving strong shareholder return.
Share Repurchases and Dividends
During the second quarter, the Company repurchased approximately 1.6 million shares of its common stock for $109 million at an average price of $68.56 per share. Year-to-date through June 30, the Company repurchased approximately 2.4 million shares of its common stock for $165 million at an average price of $69.20 per share. The Company's Board of Directors recently increased the Company's share repurchase authorization by $400 million.
The Company paid common stock dividends of $30 million, or $0.35 per share.
Full-Year 2023 Outlook
The Company is refining its outlook as follows:

	Updated Outlook	Prior Outlook
Year-over-year rooms growth	2 - 4%	2 - 4%
Year-over-year global RevPAR growth (a)	4 - 6%	4 - 6%
Fee-related and other revenues	$1.38 - $1.41 billion	$1.38 - $1.41 billion
Adjusted EBITDA	$654 - $664 million	$654 - $664 million
Adjusted net income	$336 - $348 million	$340 - $352 million
Adjusted diluted EPS	$3.92 - $4.06	$3.92 - $4.06
Free cash flow conversion rate (b)	50 - 55%	50 - 55%

(a) Outlook represents global RevPAR growth of 6% to 8% compared to 2019.
(b)    Represents the percentage of adjusted EBITDA that is expected to produce free cash flow.
The reduction in adjusted net income represents an increase in interest expense due, in part, to the refinancing of the Company's Term Loan B. This impact was offset in adjusted diluted EPS by second quarter share repurchase activity.

Year-over-year growth rates are not comparable due to the sale of the Company's owned hotels and the exit of its select-service management business, both of which occurred during 2022, as well as the variability in its marketing funds due to the support that the Company provided to its owners during 2020.
The Company's expectations for full-year 2023 marketing funds contribution to adjusted EBITDA is unchanged at $10 million. The Company expects fund revenues will outpace fund expenses by $29 million in the second half of 2023 with approximately $10 million to $15 million per quarter.
More detailed projections are available in Table 8 of this press release. The Company is providing certain financial metrics only on a non-GAAP basis because, without unreasonable efforts, it is unable to predict with reasonable certainty the occurrence or amount of all of the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.
Conference Call Information
Wyndham Hotels will hold a conference call with investors to discuss the Company’s results and outlook on Thursday, July 27, 2023 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at https://investor.wyndhamhotels.com. The conference call may also be accessed by dialing 800 267-6316 and providing the passcode “Wyndham”. Listeners are urged to call at least five minutes prior to the scheduled start time. An archive of this webcast will be available on the website beginning at noon ET on July 27, 2023. A telephone replay will be available for approximately ten days beginning at noon ET on July 27, 2023 at 800 839-5124.
Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. The Company uses these measures internally to assess its operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release.
About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is the world’s largest hotel franchising company by the number of properties, with approximately 9,100 hotels across over 95 countries on six continents. Through its network of approximately 852,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 24 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, Hawthorn Suites®, Trademark Collection® and Wyndham®. The Company’s award-winning Wyndham Rewards loyalty program offers over 103 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit www.wyndhamhotels.com. The Company may use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company’s website in the Investors section, which can currently be accessed at www.investor.wyndhamhotels.com. Accordingly, investors should monitor this section of the Company’s website in addition to following the Company’s press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements related to the Company’s current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures, share repurchases and dividends and restructuring charges. The Company claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” "objective," “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, including inflation, higher interest rates and potential recessionary pressures; the worsening of the effects from the coronavirus pandemic ("COVID-19"); COVID-19's scope, duration, resurgence and impact on the Company’s business operations, financial results, cash flows and liquidity, as well as the impact on the Company’s franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel the Company’s continued performance during the recovery from COVID-19 and any resurgence or mutations of the virus concerns with or threats of other pandemics, contagious diseases or health epidemics, including the effects of COVID-19; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising businesses; the Company’s relationships with franchisees; the impact of war, terrorist activity, political instability or political strife, including the ongoing conflict between Russia and Ukraine; the Company’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to the Company’s ability to obtain financing and the terms of such financing, including access to liquidity and capital; and the Company’s ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

# # #

Contacts Investors: Matt Capuzzi Senior Vice President, Investor Relations 973 753-6453 ir@wyndham.com	Media: Maire Griffin Senior Vice President, Global Communications 973 753-6590 WyndhamHotelsNews@wyndham.com

Table 1
WYNDHAM HOTELS & RESORTS
INCOME STATEMENT
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues
Royalties and franchise fees	$142	$133	$263	$242
Marketing, reservation and loyalty	145	145	265	257
Management and other fees	5	16	8	51
License and other fees	29	27	53	46
Other	37	33	76	73
Fee-related and other revenues	358	354	665	669
Cost reimbursements	4	32	9	88
Net revenues	362	386	674	757

Expenses
Marketing, reservation and loyalty	160	133	284	237
Operating	23	28	43	64
General and administrative	31	31	61	59
Cost reimbursements	4	32	9	88
Depreciation and amortization	19	17	37	40
Transaction-related	4	—	4	—
Separation-related	(2)	(1)	—	(1)
(Gain)/loss on asset sales	—	1	—	(35)
Total expenses	239	241	438	452

Operating income	123	145	236	305
Interest expense, net	24	20	46	39
Early extinguishment of debt	3	2	3	2

Income before income taxes	96	123	187	264
Provision for income taxes	26	31	50	66
Net income	$70	$92	$137	$198

Earnings per share
Basic	$0.82	$1.00	$1.59	$2.15
Diluted	0.82	$1.00	1.59	2.13

Weighted average shares outstanding
Basic	85.3	91.6	85.9	92.0
Diluted	85.7	92.1	86.4	92.7

Table 2
WYNDHAM HOTELS & RESORTS
HISTORICAL REVENUE AND ADJUSTED EBITDA BY SEGMENT

The reportable segments presented below represent our operating segments for which separate financial information is available and is utilized on a regular basis by our chief operating decision maker to assess performance and allocate resources. In identifying our reportable segments, we also consider the nature of services provided by our operating segments. Management evaluates the operating results of each of our reportable segments based upon net revenues and adjusted EBITDA. During the first quarter of 2023, we changed the composition of our reportable segments to reflect the recent changes in our Hotel Management segment, including the sale of our owned assets, the exit of our select-service management business and the exit from substantially all of our U.S. full-service management business. The remaining hotel management business, which is predominately the full-service international managed business, has been aggregated, on a prospective basis, within our Hotel Franchising segment. We believe that adjusted EBITDA is a useful measure of performance for our segments which, when considered with GAAP measures, allows a more complete understanding of our operating performance. We use this measure internally to assess operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Our presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising (a)
Net revenues
2023	$313	$362	n/a	n/a	n/a
2022	272	335	$367	$303	$1,277
2021	209	283	337	270	1,099
Adjusted EBITDA
2023	$164	$175	n/a	n/a	n/a
2022	155	185	$201	$138	$679
2021	105	166	193	128	592

Hotel Management
Net revenues
2023	n/a	n/a	n/a	n/a	n/a
2022	$99	$51	$40	$31	$221
2021	94	123	126	122	466
Adjusted EBITDA
2023	n/a	n/a	n/a	n/a	n/a
2022	$20	$6	$7	$4	$37
2021	5	16	16	19	57

Corporate and Other
Net revenues
2023	$—	$—	n/a	n/a	n/a
2022	—	—	$—	$—	$—
2021	—	—	—	—	—
Adjusted EBITDA
2023	$(17)	$(17)	n/a	n/a	n/a
2022	(16)	(16)	$(17)	$(16)	$(66)
2021	(13)	(14)	(15)	(16)	(59)

Total Company
Net revenues
2023	$313	$362	n/a	n/a	n/a
2022	371	386	$407	$334	$1,498
2021	303	406	463	392	1,565
Net income/(loss)
2023	$67	$70	n/a	n/a	n/a
2022	106	92	$101	$56	$355
2021	24	68	103	48	244
Adjusted EBITDA
2023	$147	$158	n/a	n/a	n/a
2022	159	175	$191	$126	$650
2021	97	168	194	131	590

NOTE: Amounts include the results of the Company's Wyndham Grand Bonnet Creek Resort and Wyndham Grand Rio Mar Resort, which were sold in March 2022 and May 2022, respectively, and its select-service management business, which was exited in March 2022, through their sale/exit dates. Amounts may not add across due to rounding. See Table 7 for reconciliations of Total Company non-GAAP measures and Table 9 for definitions.
(a)    For 2023, the Hotel Franchising segment includes the former Hotel Management segment, which is primarily comprised of the Company's remaining full-service management business.

Table 3
WYNDHAM HOTELS & RESORTS
CONDENSED CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net income	$137	$198
Depreciation and amortization	37	40
Gain on asset sales	—	(35)
Trade receivables	(24)	(5)
Accounts payable, accrued expenses and other current liabilities	7	(5)
Deferred revenues	20	16
Payments of development advance notes, net	(31)	(13)
Other, net	30	46
Net cash provided by operating activities	176	242
Investing activities
Property and equipment additions	(18)	(18)
Proceeds from asset sales, net (a)	—	263
Other, net	(1)	(1)
Net cash (used in)/provided by investing activities	(19)	244
Financing activities
Proceeds from long-term debt	1,138	400
Payments of long-term debt	(1,149)	(404)
Debt issuance costs	(8)	(4)
Dividends to shareholders	(61)	(59)
Repurchases of common stock	(164)	(179)
Other, net	(10)	(10)
Net cash used in financing activities	(254)	(256)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1)	(1)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(98)	229
Cash, cash equivalents and restricted cash, beginning of period	161	171
Cash, cash equivalents and restricted cash, end of period	$63	$400

Free Cash Flow:
We define free cash flow to be net cash provided by operating activities less property and equipment additions, which we also refer to as capital expenditures. We believe free cash flow to be a useful operating performance measure to us and investors to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions and investments, as well as our ability to return cash to shareholders through dividends and share repurchases. Free cash flow is not necessarily a representation of how we will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the condensed consolidated statement of cash flows.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities (b)	$83	$107	$176	$242
Less: Property and equipment additions	(9)	(8)	(18)	(18)
Free cash flow	$74	$99	$158	$224

(a)    Includes proceeds of $179 million, net of transaction costs, received from the Company's sales of the Wyndham Grand Bonnet Creek Resort and the Wyndham Grand Rio Mar Resort and $84 million of proceeds from CorePoint Lodging related to the Company's exit of its select-service management business.
(b)    The year-over-year comparability of the three months ended June 30th is impacted by $19 million of higher marketing spend and $12 million of higher development advance spend. The year-over-year comparability of the six months ended June 30th is impacted by $21 million of higher marketing spend and $18 million of higher development advance spend, as well as the absence of $13 million due to the exit of the select-service management business and owned hotels. While the Company has now lapped the sale of its owned hotels and the exit of its select-service management business, the marketing fund variability will continue to impact the year-over-year comparisons for the remainder of 2023.

Table 4
WYNDHAM HOTELS & RESORTS
BALANCE SHEET SUMMARY AND DEBT
(In millions)
(Unaudited)

		As of June 30, 2023	As of December 31, 2022
Assets
Cash and cash equivalents		$63	$161
Trade receivables, net		258	234
Property and equipment, net		94	99
Goodwill and intangible assets, net		3,118	3,131
Other current and non-current assets		523	498
Total assets		$4,056	$4,123

Liabilities and stockholders' equity
Total debt		$2,058	$2,077
Other current liabilities		432	386
Deferred income tax liabilities		344	345
Other non-current liabilities		342	353
Total liabilities		3,176	3,161
Total stockholders' equity		880	962
Total liabilities and stockholders' equity		$4,056	$4,123

Our outstanding debt was as follows:
	Weighted Average Interest Rate (a)	As of June 30, 2023	As of December 31, 2022
$750 million revolving credit facility (due April 2027)		$—	$—
$400 million term loan A (due April 2027)	6.8%	394	399
$1.6 billion term loan B (due May 2025)	3.7%	—	1,139
$1.1 billion term loan B (due May 2030)	4.0%	1,127	—
4.375% senior unsecured notes (due August 2028)	4.4%	495	494
Finance leases	4.5%	42	45
Total debt	4.3%	2,058	2,077
Cash and cash equivalents		63	161
Net debt		$1,995	$1,916

(a) Represents weighted average interest rates for the second quarter 2023, including the effects from hedging.

Our outstanding debt as of June 30, 2023 matures as follows:
Amount
Within 1 year	$37
Between 1 and 2 years	40
Between 2 and 3 years	48
Between 3 and 4 years	339
Between 4 and 5 years	19
Thereafter	1,575
Total	$2,058

Table 5
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Six Months Ended June 30,
	2023	2022	Change	% Change
Beginning Room Count (January 1)
United States	493,800	490,600	3,200	1%
International	348,700	319,500	29,200	9
Global	842,500	810,100	32,400	4

Additions
United States	12,500	13,100	(600)	(5)
International	15,500	12,700	2,800	22
Global	28,000	25,800	2,200	9

Deletions
United States	(11,200)	(11,300)	100	1
International	(7,800)	(5,700)	(2,100)	(37)
Global	(19,000)	(17,000)	(2,000)	(12)

Ending Room Count (June 30)
United States	495,100	492,400	2,700	1
International (a)	356,400	326,500	29,900	9
Global	851,500	818,900	32,600	4%

	As of June 30,				FY 2022 Royalty Distribution
	2023	2022	Change	% Change
System Size
United States
Economy	231,600	238,500	(6,900)	(3%)
Midscale and Upper Midscale	244,500	235,400	9,100	4
Upscale and Above	19,000	18,500	500	3
Total United States	495,100	492,400	2,700	1%	85%

International
Greater China	164,600	156,800	7,800	5%	2
Rest of Asia Pacific	32,600	29,200	3,400	12	1
Europe, the Middle East and Africa (b)	80,600	67,900	12,700	19	5
Canada	39,500	39,100	400	1	5
Latin America	39,100	33,500	5,600	17	2
Total International	356,400	326,500	29,900	9%	15

Global	851,500	818,900	32,600	4%	100%

(a)    2023 includes 6,400 rooms associated with the acquisition of Vienna House in third quarter of 2022.

Table 5 (continued)
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Three Months Ended June 30, 2023	Constant Currency % Change (a)
Regional RevPAR Growth
United States
Economy	$45.69	(2%)
Midscale and Upper Midscale	61.58	—
Upscale and Above	108.74	1
Total United States	$55.26	(1%)

International
Greater China	$18.12	45%
Rest of Asia Pacific	30.99	22
Europe, the Middle East and Africa	54.43	33
Canada	56.76	18
Latin America	43.72	38
Total International	$34.44	34%

Global	$46.47	7%

	Three Months Ended June 30,
	2023	2022	% Change
Average Royalty Rate
United States	4.6%	4.6%	—
International	2.4%	2.1%	30 bps
Global	3.9%	4.0%	(10 bps)

	Six Months Ended June 30, 2023	Constant Currency % Change (a)
Regional RevPAR Growth
United States
Economy	$40.67	—%
Midscale and Upper Midscale	55.62	2
Upscale and Above	97.67	4
Total United States	$49.57	1%

International
Greater China	$16.14	30%
Rest of Asia Pacific	31.11	32
Europe, the Middle East and Africa	47.96	39
Canada	48.83	22
Latin America	45.60	48
Total International	$31.25	35%

Global	$41.86	9%

	Six Months Ended June 30,
	2023	2022	% Change
Average Royalty Rate
United States	4.6%	4.6%	—
International	2.3%	2.2%	10 bps
Global	3.9%	4.0%	(10 bps)

(a)    International excludes the impact of currency exchange movements.

Table 6
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising (a)
Global RevPAR
2023	$37.20	$46.47	n/a	n/a	n/a
2022	$33.08	$43.74	$48.61	$39.18	$41.23
2021	$24.02	$35.69	$44.67	$34.77	$34.85
U.S. RevPAR
2023	$43.84	$55.26	n/a	n/a	n/a
2022	$41.01	$54.70	$58.45	$45.49	$50.00
2021	$29.68	$46.99	$56.38	$42.45	$43.95
International RevPAR
2023	$27.99	$34.44	n/a	n/a	n/a
2022	$21.05	$26.80	$33.90	$30.16	$28.11
2021	$15.26	$18.21	$26.62	$23.13	$20.86
Global Rooms (b)
2023	844,800	851,500	n/a	n/a	n/a
2022	793,200	799,200	816,300	827,100	827,100
2021	748,700	752,500	758,600	769,400	769,400
U.S. Rooms
2023	494,400	495,100	n/a	n/a	n/a
2022	486,600	487,600	488,100	493,500	493,500
2021	452,500	454,200	458,000	465,100	465,100
International Rooms (b)
2023	350,400	356,400	n/a	n/a	n/a
2022	306,600	311,600	328,200	333,600	333,600
2021	296,200	298,300	300,600	304,300	304,300

Hotel Management
Global RevPAR
2023	n/a	n/a	n/a	n/a	n/a
2022	$56.55	$65.13	$71.54	$68.04	$64.07
2021	$38.17	$56.08	$64.63	$57.57	$53.81
U.S. RevPAR
2023	n/a	n/a	n/a	n/a	n/a
2022	$69.92	$135.35	$126.34	$98.28	$92.66
2021	$42.89	$67.42	$78.27	$66.77	$63.20
International RevPAR
2023	n/a	n/a	n/a	n/a	n/a
2022	$40.26	$40.89	$53.57	$59.49	$48.61
2021	$27.12	$31.20	$37.53	$40.96	$34.31
Global Rooms
2023	n/a	n/a	n/a	n/a	n/a
2022	20,100	19,700	19,700	15,400	15,400
2021	48,500	45,500	44,000	40,700	40,700
U.S. Rooms
2023	n/a	n/a	n/a	n/a	n/a
2022	5,300	4,800	4,800	300	300
2021	33,500	30,600	28,800	25,500	25,500
International Rooms
2023	n/a	n/a	n/a	n/a	n/a
2022	14,800	14,900	14,900	15,100	15,100
2021	15,000	14,900	15,200	15,200	15,200

Table 6 (continued)
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total System
Global RevPAR
2023	$37.20	$46.47	n/a	n/a	n/a
2022	$34.06	$44.28	$49.17	$39.86	$41.88
2021	$24.90	$36.92	$45.80	$35.99	$35.95
U.S. RevPAR
2023	$43.84	$55.26	n/a	n/a	n/a
2022	$42.11	$55.57	$59.15	$45.96	$50.72
2021	$30.62	$48.37	$57.73	$43.84	$45.19
International RevPAR
2023	$27.99	$34.44	n/a	n/a	n/a
2022	$21.95	$27.46	$34.79	$31.44	$29.05
2021	$15.83	$18.84	$27.15	$23.99	$21.52
Global Rooms (b)
2023	844,800	851,500	n/a	n/a	n/a
2022	813,300	818,900	836,000	842,500	842,500
2021	797,200	798,000	802,600	810,100	810,100
U.S. Rooms
2023	494,400	495,100	n/a	n/a	n/a
2022	491,900	492,400	492,900	493,800	493,800
2021	486,000	484,800	486,800	490,600	490,600
International Rooms (b)
2023	350,400	356,400	n/a	n/a	n/a
2022	321,400	326,500	343,100	348,700	348,700
2021	311,200	313,200	315,800	319,500	319,500

NOTE: Amounts may not foot due to rounding. Results reflect the reclassification of rooms from the Hotel Management segment to the Hotel Franchising segment related to the CorePoint Lodging asset sales, including approximately 19,000 rooms in first quarter 2022.
(a)    For 2023, the Hotel Franchising segment includes the former Hotel Management segment, which is primarily comprised of the Company's remaining full-service management business.
(b)    Includes 6,400 Vienna House rooms acquired in the third quarter of 2022.

Table 7
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)

The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. We believe that adjusted EBITDA, adjusted net income and adjusted EPS financial measures provide useful information to investors about us and our financial condition and results of operations because these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. These measures also assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Reconciliation of Net Income/(Loss) to Adjusted EBITDA:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2023
Net income	$67	$70
Provision for income taxes	24	26
Depreciation and amortization	19	19
Interest expense, net	22	24
Early extinguishment of debt (a)	—	3
Stock-based compensation	9	9
Development advance notes amortization	3	4
Transaction-related (b)	—	4
Separation-related (c)	2	(2)
Foreign currency impact of highly inflationary countries (d)	1	1
Adjusted EBITDA	$147	$158

2022
Net income	$106	$92	$101	$56	$355
Provision for income taxes	34	31	38	16	121
Depreciation and amortization	24	17	18	19	77
Interest expense, net	20	20	21	21	80
Early extinguishment of debt (a)	—	2	—	—	2
Stock-based compensation	8	9	8	8	33
Development advance notes amortization	3	3	3	3	12
(Gain)/loss on asset sale, net (e)	(36)	1	—	—	(35)
Separation-related (c)	—	(1)	1	1	1
Foreign currency impact of highly inflationary countries (d)	—	1	1	2	4
Adjusted EBITDA	$159	$175	$191	$126	$650

2021
Net income	$24	$68	$103	$48	$244
Provision for income taxes	11	25	36	19	91
Depreciation and amortization	24	24	23	25	95
Interest expense, net	28	22	22	22	93
Early extinguishment of debt (a)	—	18	—	—	18
Stock-based compensation	5	8	7	8	28
Development advance notes amortization	2	2	3	3	11
Impairments, net (f)	—	—	—	6	6
Separation-related (c)	2	1	—	—	3
Foreign currency impact of highly inflationary countries (d)	1	—	—	—	1
Adjusted EBITDA	$97	$168	$194	$131	$590

NOTE: Amounts may not add due to rounding.
(a)    Amount in 2023 relates to non-cash charges associated with the Company's refinancing of its term loan B. Amount in 2022 relates to non-cash charges associated with the Company’s extension of its revolving credit facility and the prepayment of $400 million of its term loan B. Amount in 2021 relates to the redemption premium and non-cash expenses associated with the early redemption of the Company's 5.375% senior unsecured notes.
(b)    Represents costs related to corporate transactions, including the Company's refinancing of its term loan B.
(c)    Represents costs associated with the Company's spin-off from Wyndham Worldwide.
(d)    Relates to the foreign currency impact from hyper-inflation, primarily in Argentina, which is reflected in operating expenses on the income statement.
(e)    Represents (gain)/loss on sales of the Company's owned hotels, the Wyndham Grand Bonnet Creek Resort and Wyndham Grand Rio Mar.
(f)    Represents a non-cash charge to reduce the carrying values of the Company's owned hotels long-lived assets to their fair value in connection with the Company's Board approval of a plan to sell these assets in 2022.

Table 7 (continued)
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Diluted EPS	$0.82	$1.00	$1.59	$2.13

Net income	$70	$92	$137	$198

Adjustments:
Acquisition-related amortization expense (a)	7	6	14	18
Transaction-related	4	—	4	—
Early extinguishment of debt	3	2	3	2
Foreign currency impact of highly inflationary countries	1	1	3	2
Separation-related	(2)	(1)	—	(1)
(Gain)/loss on asset sales	—	1	—	(35)
Total adjustments before tax	13	9	24	(14)
Income tax provision/(benefit) (b)	3	2	6	(3)
Total adjustments after tax	10	7	18	(11)
Adjusted net income	$80	$99	$155	$187
Adjustments - EPS impact	0.11	0.07	0.20	(0.11)
Adjusted diluted EPS	$0.93	$1.07	$1.79	$2.02

Diluted weighted average shares outstanding	85.7	92.1	86.4	92.7

(a)    Reflected in depreciation and amortization on the income statement.
(b)    Reflects the estimated tax effects of the adjustments.

Table 8
WYNDHAM HOTELS & RESORTS
2023 OUTLOOK
As of July 26, 2023
(In millions, except per share data)

2023 Outlook
Fee-related and other revenues	$1,379 - 1,409
Adjusted EBITDA (a)	654 - 664
Depreciation and amortization expense (b)	48 - 50
Development advance notes amortization expense	13 - 15
Stock-based compensation expense	37 - 39
Interest expense, net	100 - 102
Adjusted income before income taxes	449 - 463
Income tax expense (c)	113 - 115
Adjusted net income	$336 - 348

Adjusted diluted EPS	$3.92 - 4.06

Diluted shares (d)	85.8

Marketing, reservation and loyalty funds (e)	Approx. $10

Capital expenditures	Approx. $35
Development advance notes	Approx. $60

Free cash flow conversion rate (f)	50% - 55%

Year-over-Year Growth
Global RevPAR (g)	4% - 6%
Number of rooms	2% - 4%

(a)    Year-over-year growth rates are not comparable due to the sale of the Company's owned hotels and the exit of its select-service management business during 2022, as well as the variability in its marketing funds due to the recovery of the COVID support that the Company provided to its owners during 2020.
(b)    Excludes amortization of acquisition-related intangible assets of approximately $27 million.
(c)    Outlook assumes an effective tax rate of approximately 25%.
(d)    Excludes the impact of any share repurchases after June 30, 2023.
(e)    Represents the recovery of $49 million COVID support that the Company provided to its owners during 2020. The Company recovered $38 million of the $49 million support during 2021 and 2022 combined.
(f)    Represents the percentage of adjusted EBITDA that is expected to produce free cash flow. Free cash flow plus capital expenditures equals net cash from operating activities.
(g)    Outlook represents global RevPAR growth of 6% - 8% compared to 2019.

In determining adjusted EBITDA, interest expense, net, adjusted income before income taxes, adjusted net income, adjusted diluted EPS and free cash flow conversion rate, we exclude certain items which are otherwise included in determining the comparable GAAP financial measures. We are providing these measures on a non-GAAP basis only because, without unreasonable efforts, we are unable to predict with reasonable certainty the occurrence or amount of all the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Table 9
WYNDHAM HOTELS & RESORTS
DEFINITIONS

Adjusted Net Income and Adjusted Diluted EPS: Represents net income/(loss) and diluted earnings/(loss) per share excluding acquisition-related amortization, impairment charges, restructuring and related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales and foreign currency impacts of highly inflationary countries. The Company calculates the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA: Represents net income/(loss) excluding net interest expense, depreciation and amortization, early extinguishment of debt charges, impairment charges, restructuring and related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries, stock-based compensation expense, income taxes and development advance notes amortization. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income/(loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Comparable Basis: Represents a comparison eliminating the contribution from the Company's owned hotels and select-service management business - both of which were exited in the first half of 2022, as well as the variability in its marketing funds due to the recovery of the COVID support that the Company provided to its owners during 2020.
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
Free Cash Flow: See Table 3 for definition.
Net Debt Leverage Ratio: Calculated by dividing total debt less cash and cash equivalents by trailing twelve months adjusted EBITDA.
Number of Rooms: Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements or Company-owned and (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR.
Royalty Rate: Represents the average royalty rate earned on our franchised properties and is calculated by dividing total royalties, excluding the impact of amortization of development advance notes, by total room revenues.